NSAR ITEM 77O
January 1, 2004 - June 30, 2004
Van Kampen Mid Cap Growth Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From         shares    underwriting Purchase
    1         Conseco Inc. Goldman Sachs  14,700      0.033%    05/06/04
    2       Global Payments Inc. Citigroup     4,400     0.063%      05/12/04
    3         Salesforce.com   UBS Investment  1,600     0.016%      06/22/04
                                 Bank

Participating Underwriters for #1
Goldman, Sachs & Co.
Morgan Stanley
Banc of America Securities LLC
Credit Suisse First Boston
Deutsche Bank Securities
JPMorgan
Lazard
Advest, Inc.
Keefe, Bruyette & Woods

Participating Underwriters #2
Citigroup
CIBC World Markets
Credit Suisse First Boston
Morgan Stanley
UBS Investment Bank
SunTrust Robinson Humphrey
Thomas Weisel Partners LLC

Participating Underwriters #3
Morgan Stanley
Deutsche Bank Securities
UBS Investment Bank
Wachovia Securities
William Blair & Company